                                                                  Exhibit 12.3

                 ALCO STANDARD CORPORATION AND SUBSIDIARIES
 RATIO OF EARNINGS TO FIXED CHARGES (EXCLUDING CAPTIVE FINANCE SUBSIDIARIES)
                           (dollars in thousands)

                                         Six Months
                                            Ended
                                          March 31,                  Fiscal Year Ended September 30
                                                     -------------------------------------------------------------
                                             1994        1993        1992        1991        1990        1989
                                             ----        ----        ----        ----        ----        ----
Earnings
- --------
  Income (loss) from continuing             $64,442     $11,025     $98,162     $73,051     $66,283     $83,330
    operations
Add:
  Loss From unconsolidated affiliate          1,893       2,538
  Provisions for income taxes                43,151      11,512      64,592      46,221      46,781      16,870
  Fixed charges                              33,454      62,535      50,595      52,951      55,189      44,274

                                           --------     -------    --------    --------    --------    --------
Earnings, as adjusted               (A)    $142,940     $87,610    $213,349    $172,223    $168,253    $144,474
                                           ========     =======    ========    ========    ========    ========

Fixed charges
- -------------
  Other interest expense, including
   interest on capital leases               $22,281     $40,189     $31,680     $37,426     $41,792     $32,949
  Estimated interest component of
   rental expense                            11,173      22,346      18,915      15,525      13,397      11,325

                                           --------     -------    --------    --------    --------    --------
  Total fixed charges               (B)     $33,454     $62,535     $50,595     $52,951     $55,189     $44,274
                                           ========     =======    ========    ========    ========    ========
Ratio of earnings to fixed charges
                     (A) divided by (B)         4.3         1.4*        4.2         3.3         3.0         3.3
                                                ---         ---         ---         ---         ---         ---

- ---------

* Includes the effect of a pre-tax restructuring charge in the amount of $175 million for fiscal 1993, further described in Alco Standard Corporation's 1993 Annual Report on Form 10-K (as amended by Form 10-K/A), as filed within the Securities and Exchange Commission.